U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GORES HOLDINGS IV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-2124167
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9800 Wilshire Blvd. Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-fourth of one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-235378

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of Gores Holdings IV, Inc. (the “Registrant”). The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-235378), originally filed with the Securities and Exchange Commission on December 5, 2019, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

10.4	Form of Registration Rights Agreement between the Registrant, Gores Sponsor IV LLC and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-235378), filed with the Securities and Exchange Commission on December 5, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GORES HOLDINGS IV, INC.

Date: January 22, 2020	By:	/s/ Mark Stone
		Name:	Mark Stone
		Title:	Chief Executive Officer